UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Base Salary Reductions

In May 2013 Ambient Corporation (the “Company”) disclosed that it will be implementing a reduction in executive compensation as one of a number of cost savings measures that the Company effected in response to the macro-economic environment.

On June 5, 2013, the Company and each of the executive officers, except for the recently appointed Chief Financial Officer, entered into a letter agreement amending such officer’s respective employment terms. Under the letter agreements, effective May 31, 2013 and continuing through December 31, 2013, there will be implemented a reduction of 15% in the annual base salary paid to the Company’s executive officers. All other forms of compensation paid to the Chief Executive Officer and the other Named Executive Officers are unchanged from the rates disclosed in the Company's definitive proxy statement filed April 23, 2013.

Notwithstanding the foregoing, in the event that the executive officer’s employment is terminated for any reason other than cause and the officer is eligible for continuation of base salary payments, then the salary continuation payments will be based on the original base salary and not the reduced base salary. In addition, if the Company is acquired by an unrelated third party, then the base salary will revert to the original base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 6, 2013	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

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